Listing Report:Supplement No. 105 dated Nov 19, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 434000
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.30%	Starting borrower rate/APR:	18.30% / 20.51%	Starting monthly payment:	$181.52

Auction yield range:	17.29% - 17.30%	Estimated loss impact:	18.96%
Lender servicing fee:	1.00%	Estimated return:	-1.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	May-1993	Debt/Income ratio:	5%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	32	Length of status:	15y 6m
Amount delinquent:	$766	Revolving credit balance:	$0	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	12	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	new_beginnings	Borrower's state:	Georgia	Borrower's group:	VietOne
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	17 ( 100% )	720-739 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	720-739 (Aug-2009) 680-699 (Jun-2008) (Mar-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
New Beginning
I am a single mother of two daughters.?Paying so many different bills is such a stress.? I would like?to consolidate a couple of bills, just so that I can just make one payment.? Please consider my request for this loan.? I would greatly appreciate it.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434162
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,650.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 15.14%	Starting monthly payment:	$89.29

Auction yield range:	6.29% - 12.00%	Estimated loss impact:	5.20%
Lender servicing fee:	1.00%	Estimated return:	6.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1989	Debt/Income ratio:	26%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	18 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	50	Length of status:	1y 4m
Amount delinquent:	$0	Revolving credit balance:	$9,395	Occupation:	Executive
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	86%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	kjc1970	Borrower's state:	Colorado	Borrower's group:	Geek Power!
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	50 ( 100% )	720-739 (Latest)
Principal borrowed:	$4,500.00	< mo. late:	0 ( 0% )	720-739 (Oct-2009) 640-659 (Jan-2008) 640-659 (Apr-2007) 580-599 (Dec-2006)
Principal balance:	$917.26	1+ mo. late:	0 ( 0% )
Total payments billed:	50
Description
Combine Insurance Dedutible Debt
Purpose of loan:
This will be my third loan with Prosper...? I have paid off one and am now working on combining my final Prosper loan balance with two smaller existing Insurance Deductible Debts.

My financial situation:
IT/IS Officer?at a local Bank, Part time Independant Network Consultant, Apartment Complex Owner/Landlord of a Duplex and a Triplex.? Gradually re-establishing my credit standing and paying down balances.? Fixed?semi-monthly pay periods, Incremental Income from Small Business, Monthly Income from Rental Business.? Balanced debt to income ratio and well?established community relations.?

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434192
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	15.09%	Starting borrower rate/APR:	16.09% / 18.27%	Starting monthly payment:	$88.00

Auction yield range:	6.29% - 15.09%	Estimated loss impact:	5.26%
Lender servicing fee:	1.00%	Estimated return:	9.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-1997	Debt/Income ratio:	20%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	8	Length of status:	17y 2m
Amount delinquent:	$0	Revolving credit balance:	$822	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	41%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	steady-transparency	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high interest debt
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434198
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	16.09%	Starting borrower rate/APR:	17.09% / 19.29%	Starting monthly payment:	$178.49

Auction yield range:	6.29% - 16.09%	Estimated loss impact:	5.28%
Lender servicing fee:	1.00%	Estimated return:	10.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-1994	Debt/Income ratio:	Not calculated
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	42	Length of status:	0y 1m
Amount delinquent:	$0	Revolving credit balance:	$83,406	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	bonafide-p2p5	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Capital for Consulting LLC
Purpose of loan:
This loan will be?used for operating capital for my telecom consulting business.?

My financial situation:
I am a good candidate for this loan because I have a good credit score and I have been in the telecom industry for 16+ years.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434204
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.17%	Starting borrower rate/APR:	22.17% / 24.44%	Starting monthly payment:	$229.67

Auction yield range:	8.29% - 21.17%	Estimated loss impact:	7.00%
Lender servicing fee:	1.00%	Estimated return:	14.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	May-2004	Debt/Income ratio:	16%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	33 / 30	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	29y 11m
Amount delinquent:	$0	Revolving credit balance:	$37,004	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	ispoil	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	640-659 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	620-639 (Mar-2008)
Principal balance:	$2,028.82	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Professional Requesting Loan
Purpose of loan:
Obtained a loan from Prosper a year ago and this is a great concept. This loan will be used to upgrade one bathroom and is needed at a reasonable rate. No defaults ever reported.??

My financial situation:
I am a good candidate for this loan because I am a CPA, a partner at a CPA firm.?I earn a solid income, have never missed any payment. I relocated to the US five years ago and as a result of relative short credit history my score is reasonable low. However, when you relocate to the US, you have no credit score, a short term credit history and as a result your score is low.???

Monthly net income: $12,000

Monthly expenses: $10,000
??Housing: $3,700
??Insurance: $600
??Car expenses: $600
??Utilities: $300
??Phone, cable, internet: $300
??Food, entertainment: $1000
??Clothing, household expenses $500
??Credit cards and other loans: $1000
??Other expenses: $2,600
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434222
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$519.98

Auction yield range:	11.29% - 14.00%	Estimated loss impact:	10.31%
Lender servicing fee:	1.00%	Estimated return:	3.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Nov-1995	Debt/Income ratio:	24%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	3y 5m
Amount delinquent:	$0	Revolving credit balance:	$15,208	Occupation:	Other
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	73%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	HarvestPartners	Borrower's state:	California	Borrower's group:	FANAFI Financial
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	36 ( 100% )	720-739 (Latest)
Principal borrowed:	$2,750.00	< mo. late:	0 ( 0% )	640-659 (May-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off credit cards.?High interest rates have created a tight cash-flow situation that could readily be resolved, simply by reducing the rates.

My financial situation:
I am a good candidate for this loan because my job is secure and my income is considerably high. My base salary is $100k, plus benefits.?Including bonus/commission income, as of 11/13,?I?have earned over $130,000, thus far in 2009.??I have other residual income, from ATM machines, of about $4000 per year.?I have had?a favorable prior experience with Prosper, successfully paying off my loan, without any late or missed payments. Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434280
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,900.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	33.50%	Starting borrower rate/APR:	34.50% / 36.95%	Starting monthly payment:	$85.41

Auction yield range:	11.29% - 33.50%	Estimated loss impact:	10.85%
Lender servicing fee:	1.00%	Estimated return:	22.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Mar-1993	Debt/Income ratio:	9%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	2y 2m
Amount delinquent:	$0	Revolving credit balance:	$1,129	Occupation:	Other
Public records last 12m / 10y:	1/ 2	Bankcard utilization:	94%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	13	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	repayment-monger	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay my credit cards
Purpose of loan:
This loan will be used to?pay my credit cards.

My financial situation:
I am a good candidate for this loan because? I do pay my bills on time.? We? had financial issues a few years ago due to our daughter being ill but since then we have been paying all of our bills on time.? My husband and I both have good jobs and make?decent money.? My husband has been with his employer for 22 years.? I have been with my employer for just over 2 years.? We make approxiamately $100,000 together.? We are responsible, hard working people who are just looking for alittle help.

Monthly net income: $1700-2100 myself and approxiamately $3600 for my husband

Monthly expenses: $
??Housing: $ 875
??Insurance: $ 185
??Car expenses: $?250 for gas, no car payment?
??Utilities: $ 400
??Phone, cable, internet: $?130
??Food, entertainment: $?1000 groceries
??Clothing, household expenses $
??Credit cards and other loans: $ 300
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434286
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	27.50%	Starting borrower rate/APR:	28.50% / 30.86%	Starting monthly payment:	$208.17

Auction yield range:	17.29% - 27.50%	Estimated loss impact:	36.10%
Lender servicing fee:	1.00%	Estimated return:	-8.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Dec-1997	Debt/Income ratio:	24%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	27	Length of status:	4y 6m
Amount delinquent:	$5,524	Revolving credit balance:	$0	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	amatxu	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	680-699 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	640-659 (Oct-2009) 640-659 (Sep-2009) 660-679 (Mar-2008) 660-679 (Feb-2008)
Principal balance:	$2,178.77	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Wanted 2nd Prosper Loan-Help
Purpose of loan:
This loan will be used to?Pay down ridiculous credit card debt. Interest rates from 15.4%-24.9%. DQ shown is for 2 CC's.

My financial situation:
I am a good candidate for this loan because?I agree to pay this debt honestly and completely as I am with my first Prosper loan. Thanks for your help.

Monthly net income: $ 3892

Monthly expenses: $ 3675
??Housing: $ 1651
??Insurance: $ 150
??Car expenses: $ 50
??Utilities: $ 300
??Phone, cable, internet: $ 25
??Food, entertainment: $ 300
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 1150
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434344
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.99%	Starting borrower rate/APR:	10.99% / 13.11%	Starting monthly payment:	$196.40

Auction yield range:	4.29% - 9.99%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	May-1990	Debt/Income ratio:	47%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	13 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	52	Length of status:	9y 2m
Amount delinquent:	$0	Revolving credit balance:	$4,957	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	66%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	Forever-Grateful	Borrower's state:	California	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Urgent medical expense
Purpose of loan:
My wife and I were married two years ago and we have been?trying to start a family.? My wife cannot conceive naturally, but she is a candidate for in vitro fertilization.? The cost of the IVF procedure is $15,000 and we currently can cover?half of that cost.? This loan will be used to?pay the remaining balance.?

My financial situation:
I am a good candidate for this loan because my 19 years of credit history show that I am a responsible person who?has never made a single late payment.? Your payment will be guaranteed and automatically deducted?each month from?my checking account.? My financial problems were?primarily?due to my generosity of helping?family and relatives.? If I'm fortunate to secure a loan, then I hope to join as a Prosper lender to help others in the future.??My income is?verifiable and?I have been at my present employer for 9+ years.

Monthly net income: $ 9,245

Monthly expenses: $ 5,750
??Housing:?
??Insurance:
??Car expenses:?
??Utilities:
??Phone, cable, internet:
??Food, entertainment:??
??Clothing, household expenses
??Credit cards and other loans:?
??Other expenses:
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434362
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.00%	Starting borrower rate/APR:	9.00% / 11.09%	Starting monthly payment:	$286.20

Auction yield range:	4.29% - 8.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	5.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-1990	Debt/Income ratio:	22%
Credit score:	780-799 (Nov-2009)	Current / open credit lines:	21 / 18	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	46	Length of status:	9y 7m
Amount delinquent:	$0	Revolving credit balance:	$7,352	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	8%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	compassion-taiko	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off my credit cards.

My financial situation:
I am a good candidate for this loan because I have good credit and I pay all of my bills in a timely manner.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434374
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-2002	Debt/Income ratio:	645%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	8y 4m
Amount delinquent:	$0	Revolving credit balance:	$18,447	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	new-reward-fir	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAY OFF SOME EXPENSES
Purpose of loan:
My purpose of this loan is to help me pay for the closing cost of me refinancing my home.

My financial situation:
I am a good candidate for this loan because I know I will pay off this loan on time, and that I will make all my payments on time. I'm refinancing my home and I need this loan to help me get a head start on a new beginning.

Monthly net income: $ 4700

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 100
??Car expenses: $
??Utilities: $ 200
??Phone, cable, internet: $ 70
??Food, entertainment: $ 100
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 700
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434195
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	14.29% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1989	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	1 / 1	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	10	Length of status:	9y 9m
Amount delinquent:	$0	Revolving credit balance:	$894	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	open-funds4	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
wedding,paying off bills
Purpose of loan:
This loan will be used to? getting married

My financial situation:
I am a good candidate for this loan because? I am getting married, we don't have the money up front for the rings. I get my disability check and my fiancee's income also.? I pay the bills every month and I can fit the payment into our budget. This is very important to me. It is a new start for me in my life to be happy.

Monthly net income: $
3,900.00
Monthly expenses: $
??Housing: $?150.00
??Insurance: $ 59.90
??Car expenses: $ 50.00
??Utilities: $ 200.00
??Phone, cable, internet: $100.00
??Food, entertainment: $ 50.00
??Clothing, household expenses $
??Credit cards and other loans: $ 150.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434207
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$258.44

Auction yield range:	8.29% - 24.00%	Estimated loss impact:	7.07%
Lender servicing fee:	1.00%	Estimated return:	16.93%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1995	Debt/Income ratio:	16%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	8y 8m
Amount delinquent:	$0	Revolving credit balance:	$3,753	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	39%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	geologist125	Borrower's state:	California	Borrower's group:	PsychDoc's Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	31 ( 97% )	680-699 (Latest)
Principal borrowed:	$2,550.00	< mo. late:	1 ( 3% )	680-699 (Oct-2009) 500-519 (Jun-2006) 520-539 (May-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	32
Description
Pay Off High-Interest Credit Cards
I am a working professional who, with the?help of a prior successfully completed?Prosper loan,?has almost recovered financially from breast cancer treatment and a roommate-gone-bad situation. I am now healthy and cancer free, and my number one personal goal continues to be building my credit into "A" status and eventually purchasing a home. My background includes a BA degree in Geology and an AA degree in business. I have been at very stable job since 2001 as a production analyst for an oil company.

With a Prosper loan to pay off?my high-interest credit card debt, I will be lowering my monthly payments and will have a definite payoff date of within three years.??Continuing to make just above?minimum payments to high-interest credit cards will not allow me to do this, and I will have less money available to save and pay toward debt each month.

Monthly Net Income:? $3935
Monthly Expenses:????$2651

Expense Detail:
$? 381.00? credit card minimum payments
$? 436.00? car payment
$1600.00? housing
$? 364.00? phone, electricity, insurance, cable, gym
$2781.00

Credit cards to pay with Prosper loan:?
BalanceMin PmtInt Rate
1??????????? $2,760.08????????100???????????29.99
2??????????? $1,671.02?????????68????????????29.95
3??????????? $?? 189.80?????????15????????????29.99
4????????????$?? 151.44?????????15????????????29.49
5????????????$?? 363.04?????????37????????????29.49
6????????????$?? 109.14???????? 10????????????29.99
7????????????$???358.93?????????68????????????? 9.99
8??????????? $?? 401.25?????????68????????????29.99
????????????? $6 004.70????? $381

I can assure you I will make payments to you on time each month as promised.? My prior loan with Prosper was paid off early.? If you have any questions, please do not hesitate to contact me.? Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434213
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,800.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	4.59%	Starting borrower rate/APR:	5.59% / 5.93%	Starting monthly payment:	$114.90

Auction yield range:	3.29% - 4.59%	Estimated loss impact:	0.59%
Lender servicing fee:	1.00%	Estimated return:	4.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Nov-2001	Debt/Income ratio:	16%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	18 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	2y 4m
Amount delinquent:	$0	Revolving credit balance:	$4,364	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	4%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	truth-comforter2	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal Investment
Purpose of loan:
This loan will be used to Personal Investment ...............
My financial situation:
I am a good candidate for this loan because ...............
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434225
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,600.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$194.13

Auction yield range:	11.29% - 14.00%	Estimated loss impact:	10.31%
Lender servicing fee:	1.00%	Estimated return:	3.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-1994	Debt/Income ratio:	29%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	17 / 15	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	40	Length of status:	5y 5m
Amount delinquent:	$255	Revolving credit balance:	$32,942	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	71%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	courteous-nickel	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off Citi Card
Purpose of loan:
Pay off high intrest credit card?

My financial situation:
I have a steady job with good income. I am just trying to lower my intrest rate. I am planing to pay this amount ($5600) in one tear or less.

Monthly net income: $
Gross: $8096.40 per month
net (after taxes, insurances, 401K, medicare and social Security): $40757.14 per month

Monthly expenses: $
??Housing: $1550.00 per month?
??Insurance: $77.50
??Car expenses: $ 150.00 to 180.00 including gass
??Utilities: $ 180.00 to 240.00
??Phone, cable, internet: $?90.00 to 120.00
??Food, entertainment: $ 300.00 to 400.00
??Clothing, household expenses $ 300.00 to 400.00
??Credit cards and other loans: $ 900.00
??Other expenses: $ 50.00 to 100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434271
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jul-1996	Debt/Income ratio:	40%
Credit score:	620-639 (Nov-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	12	Length of status:	16y 11m
Amount delinquent:	$428	Revolving credit balance:	$3,830	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	58%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	17	Homeownership:	No
Inquiries last 6m:	5
Screen name:	maureen555	Borrower's state:	Hawaii	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	4 ( 100% )	620-639 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	600-619 (Sep-2009) 580-599 (Oct-2008) 600-619 (May-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	4
Description
lender & 2nd tm borrower Pls bid !
Purpose of loan:
This loan will be used to? Buy supplies and inventory to increase sales in my existing organic lunch catering business

My financial situation:
I am a good candidate for this loan because?I had a previous loan with prosper a year and half ago,? I was funded at a high interest rate so that others could make money on me short term.? I plan on paying this one off early as well and not carry the loan for 36 months with the high interest,? but short term others can benefit as they help me out now.? I plan to pay this loan off with school grant money I will be receiving Jan 2010.? Along with the balances on? my three credit cards.? I made a move to a new Home Nov 1, we were going to wait till Jan, but this place came up and we had to grab it.? All of my extra money that i would be using to fund this project right now is held up in deposit on house and we had to buy some appliances.? so, this is a short term high interest opportunity for lenders.? Despite the un true remarks like 17 lates, which are not at all correct and I am currently asking Experian to verify this to me.? I pay all my accounts on time and will do so forever.? I value my credit history.? I am also a lender and will use some of this money out side of buying supplies for business to invest in others.? take a risk on me you wont be sorry.? a good return on a short term loan is what this is.? I will be recieve 2200. grant money in Jan so i am technically borrow on that money now, because I need it now.

Monthly net income: $ 3400.

Monthly expenses: $ roughly 2000.
??Housing: $ 500.
??Insurance: $ 75.
??Car expenses: $ 375.
??Utilities: $ 50
??Phone, cable, internet: $ 35
??Food, entertainment: $ 0 - I dont spend money eating out or on any entertainment.?
??Clothing, household expenses $ 100.
??Credit cards and other loans: $ 160.
??Other expenses: $ 50.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434283
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.45%	Starting borrower rate/APR:	22.45% / 26.29%	Starting monthly payment:	$38.42

Auction yield range:	8.29% - 21.45%	Estimated loss impact:	7.00%
Lender servicing fee:	1.00%	Estimated return:	14.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	May-1991	Debt/Income ratio:	10%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	10y 7m
Amount delinquent:	$0	Revolving credit balance:	$13,815	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	treasure-silo	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Emergency
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434295
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	33.50%	Starting borrower rate/APR:	34.50% / 36.95%	Starting monthly payment:	$89.91

Auction yield range:	8.29% - 33.50%	Estimated loss impact:	8.82%
Lender servicing fee:	1.00%	Estimated return:	24.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-1992	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	9y 7m
Amount delinquent:	$0	Revolving credit balance:	$19,064	Occupation:	Realtor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	6%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	4	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	ki	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	16 ( 100% )	700-719 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	720-739 (Aug-2009) 640-659 (Jul-2008) 620-639 (Nov-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Repairs for Rental Property
Purpose of loan:
I own a home, free and clear, and would like to rent it out.? However, it needs about $9K in repairs, I have an estimate and a contractor ready to do the work.? I currently have $7K saved and will have the remaining $2K in a few months, but...? the home has been broken into since it's been vacant and will most likely incur more damage the longer it sits empty.? Therefore, I am requesting a loan in order to repair the home now rather than later, and get a tenant moved in by early December.? I have been in contact with a charity that helps single mothers get back on thier feet, helping them with housing expenses, etc. and they have people available to rent this home for $750/mo.

My financial situation:
I am a real estate agent and have consistently made $40K-$60K per year for the past 9 years.? I have several contracts with banks dealing with REO's so I have a pretty steady income with real estate.? I teach group fitness classes and do fee based reports for my bank clients, making approx. $1200/mo. in addition to my real estate income.? I have another rental property that I've successfully rented for 4 years, so I know the landlord business.? (Since I just break even on?the other rental?I will not include it in my income or expenses.)?? I?do?not use?credit cards, I pay cash for everything.? I used Prosper once before to pay off a delinquent credit card, the amount due Prosper has been paid in full.? In regards to my monthly net below - since I am mostly commission, I budget $3500 per month and anything extra goes to savings for slow months or unexpected expenses.? I have the ability to repay the requested loan with or without rental income from the property.? (The revolving credit balance shown on my credit report is the 2nd mortgage on my home.)
Revolving credit balance:$19,064
Monthly net income: $?3500
Monthly expenses: $?3000
??Housing: $?800
??Insurance: $?200
??Car expenses: $ 500
??Utilities: $?200
??Phone, cable, internet: $?200
??Food, entertainment: $ 500
??Clothing, household expenses $ 200
??Credit cards and other loans: $?50
??Other expenses: $ 350 misc. real estate expenses
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434353
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$397.60

Auction yield range:	17.29% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jul-2001	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$5,730	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	69%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	10	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	awesome-contract5	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting out from under the debt!
Purpose of loan:
I want to be debt free!!!? I took on a lot of credit card debt trying to survive while going to school.? I now want to consolidate it all into one payment and get it paid off!!

My financial situation:
I am a hard worker.? Most of this year I worked 3 jobs at the same time in order to make sure my obligations are met and my family has what it needs.? Going to college while taking care of my family was hard and is what led to this debt.? I now work full time, my wife works full time and we want to?get?rid of the debt.??I always pay my bills no matter what and you can rest assured?this will be paid in full.?

Monthly net income: $65,000

Monthly expenses: $
??Housing: $ 500
??Insurance: $ 25
??Car expenses: $ 0 Truck?is paid for?
??Utilities: $ 50
??Phone, cable, internet: $50
??Food, entertainment: $ 250
??Clothing, household expenses $100
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434359
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.99%	Starting borrower rate/APR:	10.99% / 13.11%	Starting monthly payment:	$229.14

Auction yield range:	4.29% - 9.99%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-1998	Debt/Income ratio:	22%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	3y 11m
Amount delinquent:	$0	Revolving credit balance:	$127,559	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	88%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sweet-petite	Borrower's state:	California	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off wedding loan
Purpose of loan:
I borrowed from family and relatives for my wedding.? I have paid off everyone except my mother's best friend who loves me as her own daughter.? She is the last person who?I have not paid because she did not want the money back.? However, I know she needs the money to?help her son's struggling construction business.

My financial situation:
I am a good candidate for this loan because I am a responsible borrower who has a secured high-paying profession as a registered nurse and my long credit history shows that I have never missed a payment.? I guarantee your?payment will be made every month?from my checking account, which is the same account that?my paychecks are automatically?deposited?every two weeks.? My financial problems are recent after exceeding?my wedding and honeymoon budget.? I also help support my retired parents.?

Monthly net income: $ 5700

Monthly expenses: $ 3170
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434365
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.95%	Starting borrower rate/APR:	28.95% / 31.31%	Starting monthly payment:	$125.64

Auction yield range:	11.29% - 27.95%	Estimated loss impact:	10.70%
Lender servicing fee:	1.00%	Estimated return:	17.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	May-2007	Debt/Income ratio:	27%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	6 / 5	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	9	Length of status:	2y 4m
Amount delinquent:	$0	Revolving credit balance:	$620	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	25%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	museum1	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
trying to pay off a lil debt while
Purpose of loan:
pay off some of my debt while attending school

My financial situation:
i always pay my payments on time but since im in school i cant work as much so pay the min and the interest keeps piling up

Monthly net income: 800

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.